*Confidential Treatment Requested

Exhibit 10.39

GMAC Residential Funding

September 9, 2002

Mr. Steve Majerus
Vice President, Secondary Marketing
E-Loan, Inc.
5875 Arnold Road
Dublin, California 94568

Dear Steve:               SS# [ ** ] / CCID# [ ** ]

This letter shall serve as the fifth amendment (the "Commitment Amendment") to the Residential Funding Corporation ("GMAC-RFC") Master Commitment dated as October 23, 2001 by and between GMAC-RFC and E-Loan, Inc. ("Client"). Except as modified herein, all other terms and conditions of the GMAC-RFC Master Commitment not amended in the Commitment Amendment shall remain in full force and effect. This Commitment Amendment constitutes an amendment to the Client Contract and the Client Guide. To the extent the terms of this Commitment Amendment conflict with the terms of the Client Contract or the Client Guide, the terms of this Commitment Amendment shall control with respect to Loans that are the subject of this Commitment Amendment. Capitalized terms used herein but not otherwise defined shall have their respective meanings set forth in the Client Contract, the Client Guide, and the Master Commitment.

For good and valuable consideration, the adequacy and sufficiency of which are hereby acknowledged, GMAC-RFC and Client agree to the terms and conditions set out herein.

PRODUCT, PROGRAM and UNDERWRITING VARIANCES:

HOME EQUITY DOCUMENTATION WAIVER
Copies of First Mortgage Notes Not Required:
(Goal Lines and Goal Lines Only)

GMAC-RFC agrees to waive the documentation requirement that copies of first mortgage notes must be included in second mortgage files (Goal Line and Goal Loan only). Client agrees to continue to comply with all qualifying calculations as outlined in "(G) First Mortgage Payment Calculation" in the Home Equity Program Section G600 of the Client Guide. Client must also comply with the "(J) First Mortgage Loan Requirements" section for each second mortgage loan sold to GMAC-RFC. In the event a second mortgage loan purchased by GMAC-RFC is discovered to have been incorrectly qualified, Client agrees to repurchase the loan per the Representations, Warranties and Covenants Chapter (Section A2) of the Client Guide.

Future

Amendments: GMAC-RFC and Client agree to notify each other when issues arise that are not addressed in this Commitment Amendment. Any amendments to this Commitment Amendment must be mutually agreed upon in writing.

Termination: GMAC-RFC may at any time in the exercise of its sole discretion terminate Client's right to sell Loans to GMAC-RFC under this Commitment Amendment with 30 days written notice by GMAC-RFC to Client. GMAC-RFC may from time to time in the exercise of its sole discretion modify or supplement any of the program criteria or requirements effective immediately upon notice by GMAC-RFC Client. Except for increasing the notice period for discretionary termination from 5 to 30 days, nothing contained in this paragraph or Commitment Amendment shall affect or limit GMAC-RFC's rights under the Client Guide to disqualify, suspend, inactivate, or terminate Client's right to sell Loans to GMAC-RFC.

Confidentiality: GMAC-RFC and Client each agree that the specific terms and provisions of this Commitment Amendment are confidential except as required by law or as may be reasonably necessary to be disclosed in connection with the sale or securitization of Loans sold to GMAC-RFC by Client.

Commitment Offer

Expiration Date: This agreement may be canceled at GMAC- RFC's option if an executed copy is not received on or before September 13, 2002.

We look forward to our continued relationship with E-Loan, Inc. If the terms of this Commitment Amendment are acceptable to you, please so indicate by executing both of the closed copies, return one original to GMAC-RFC on or before the date indicated above, and retain the other original for your records.

Sincerely,

Residential Funding Corporation

Lori Zaloumis
Sales Director

AGREED AND ACCEPTED BY:
E-LOAN, INC.

SIGNATURE: ____________________________

NAME: Steve Majerus

TITLE: Senior Vice President, Capital Markets

DATE: _________________